Exhibit 10.20

1

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (this "Agreement') is made as of June 19, 2012 (the "Effective Date"), by and between Ad Shark, Inc., a California corporation (the "Lender") and Iconosys, Inc., a California corporation ("Borrower"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

"Agreement" means this Line of Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

"Bankruptcy Code" means Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Laguna Niguel, California are authorized or required to close under applicable law or regulations.

"Credit Limit" has the meaning given to that term in Section 2.1.

"Default' means any of the events specified in Section 3.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Default Rate" shall have the meaning given to that term in Section 2.4.

"Event of Default" means any of the events specified in Section 3.1, provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Loan Advances" shall have the meaning assigned to such term in Section 2.1. "Loan Request" shall have the meaning assigned to such term in Section 2.2.

"Note" means the promissory note described in Section 2.3, substantially the form of Exhibit A hereto.

"Obligations" means all loans, advances, debts, liabilities and obligations owed by Borrower to Lender of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Agreement and/or the Note including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Borrower hereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"Termination Date" means January 1, 2014; provided, however, (i) Borrower has the option to extend the Termination Date for two additional, successive 6-month extension periods (each such extension period, an "Extension Period"), (ii) to exercise his option to extend the Termination Date for the first Extension Period, Borrower must provide Lender with written notice of its election to extend the Termination Date, which notice must be sent to the Lender at least thirty days prior to the expiration of the original Termination Date, (iii) to exercise his option to extend the Termination Date for the second Extension Period, (x) Borrower must provide Lender with written notice of his election to extend the Termination Date for an additional Extension Period, which notice must be sent to Lender at least thirty days prior to the expiration of the first Extension Period, and (y) Borrower must pay the Lender an Extension Period election fee equal to one percent (1%) of all Obligations owed by Borrower to the Lender hereunder as of the date of Borrower's written notice to Lender stating his intention to extend the Termination Date for an additional Extension Period, (iv) Lender reserves the right to elect, in its sole and absolute discretion, to extend the Termination Date, and any such extension shall require a written notice by Lender to Borrower making specific reference to this Agreement and the extension of the Termination Date hereunder, and (v) then, at any time after any such extension as referenced in clauses (i)-(iv) above of this paragraph, the term "Termination Date" shall mean the then-current Termination Date, as so extended.

ARTICLE 2.

AMOUNT AND TERMS OF LOANS

Section 2.1 Loans Termination. Lender agrees, on the terms and conditions hereinafter set forth, to make loan advances (the "Loan Advances") to Borrower from time to time, upon receipt of a Loan Request (as defined below) during the period from the date of this Agreement up to, but not including, the Termination Date, in an aggregate principal amount up to and not to exceed at any time outstanding, when added to the principal amount of any other Loan Advances outstanding hereunder, Three Hundred Thousand Dollars ($300,000) (the "Credit Limit").

Section 2.2 Notice and Manner of Borrowing. Borrower shall give Lender written notice of any request that a Loan Advance be made under this Agreement (the "Loan Request") specifying the requested date for funding of such Loan (which date shall be a Business Day) and the amount of such Loan. Each Loan Request shall be delivered to Lender at least three (3) Business Days prior to the date on which Borrower requests such Loan to be made.

Section 2.3 Note. Each Loan Advance made by Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower in substantially the form of Exhibit A attached hereto and incorporated herein by reference (a "Note").

Section 2.4 Interest, Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of each Loan Advance made under this Agreement at a simple rate per annum equal to four percent (4%) per annum. Any principal and interest not paid when due (at maturity, by acceleration or otherwise), and any other amount payable by Borrower under this Agreement and not paid when due, shall bear interest at the simple rate of ten percent (10%) per annum ("Default Rate").

Section 2.5 Repayment and Reborrowing. If not sooner paid, the principal amount of all outstanding Loan Advances, together with all accrued but unpaid interest thereon, shall be due and payable on the Termination Date. Any amounts repaid shall be available for reborrowing hereunder, it being the express intent and understanding of the parties hereto that this indebtedness is a revolving line of credit and that the amount of outstanding principal amount hereunder may not at any time exceed the Credit Limit.

Section 2.6 Prepayment. Borrower may prepay all or any portion of any Loan Advance without penalty or premium.

Section 2.7 Payments. Borrower shall make each payment under this Agreement and under the Note not later than 11:00 a.m. (eastern time) on the date when due in lawful money of the United States of America by wire transfer of immediately available funds into an account designated by Lender. Computations of interest for the Loans shall be made by Lender on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

Section 2.8 Use of Proceeds. Except as otherwise permitted in writing by Lender, the proceeds of the Loan Advances shall be used by Borrower exclusively for funding working capital for Borrower or for any other corporate purpose of Borrower as authorized by either Borrower's CEO or Borrower's Board of Directors.

ARTICLE 3.

EVENTS OF DEFAULT

Section 3.1 Events of Default. Each of the following events shall constitute an "Event of Default":

(a) Borrower shall fail to pay the principal of, or interest on, any Loan or any other amount due and payable hereunder or under the Note, as and when the same shall be due and payable;

(b) Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other certificate, document or agreement entered into in connection herewith or therewith, within five (5) Business Days of receiving notice thereof from Lender; or

(c) Borrower shall file a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy

Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or •

(d) An involuntary petition shall be filed against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

Section 3.2 Rights of Lender Upon Default. Upon any Event of Default, Lender may, by notice to Borrower, declare all Obligations, including all outstanding principal and interest thereon, to be immediately and payable, whereupon the Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. The rights of Lender under this Section 3.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have at law or in equity.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Borrower. Borrower represents and warrants to Lender that Borrower has full legal capacity, power and authority to execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder. This Agreement and the Note constitute the valid and binding obligation of Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

Section 4.2 Representations and Warranties of Lender. Lender represents and warrants to Borrower that the Lender has full legal capacity, power and authority to execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder. This Agreement and the Note constitute the valid and binding obligation of Lender, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

ARTICLE 5.

MISCELLANEOUS

Section 5.1 Amendments. No amendment, modification, termination or waiver of any provision of this Agreement or the Note nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.2 Notices. All notices and other communications provided for under this Agreement shall be in writing and shall be personally delivered or sent by first class United States mail, by nationally recognized overnight courier such as Federal Express or DHL, or by facsimile transmission (with follow-up copy sent by one of the aforesaid means), to the following addresses:

if to Borrower: if to Lender:

Iconosys, Inc.

27885 Forbes Rd., #103

Laguna Niguel, CA 92677

Attn: Brandon Chabner, Secretary

Fax: (949) 225-5597

Ad Shark, Inc.

27885 Forbes Rd., #103 Laguna Niguel, CA 9267

Attention: Wayne Irving II, CEO Fax:(949) 225-5597,

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and communications shall be deemed received (1) if personally delivered, upon delivery; (ii) if sent by first class United States mail, following deposit in the mail with first class postage prepaid, upon receipt; (iii) if sent, by courier service with next Business. Day delivery charges prepaid, upon receipt; and (iv) if sent by facsimile transmission, upon receipt as evidenced by written confirmation of such transmittal.

Section 5.3 No Waiver. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

Section 5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement or the Note without the prior written consent of Lender. This Agreement is freely assignable by Lender.

Section 5.5 Costs and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing and administration of this Agreement and the Note, and of any amendment, modification, or supplement thereof, including, without limitation, the fees and out-of-pocket expenses of counsel for Lender, incurred in connection with advising Lender as to its rights and responsibilities hereunder. Borrower also agrees to pay all such reasonable costs and expenses, including court costs, incurred in connection with enforcement of this Agreement and the Note or any amendment, modification or supplement hereto or thereto, whether by negotiation, legal proceedings or otherwise. This provision shall survive termination of this Agreement.

Section 5.6 Integration. This Agreement and the Note contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior or contemporaneous writings with respect thereto.

Section 5.7 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of California, without regard for conflict of laws principles.

Section 5.8 Severability of Provisions. Any provision of this Agreement or the Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and of the Note or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.9 Counterparts; Right to Counsel. This Agreement may be executed in a number of counterparts, and all executed counterparts together will constitute one and the same agreement. Any such execution may be of a facsimile copy hereof, and any signature transmitted to another party by facsimile will be valid and binding. Each party acknowledges that it has had the right to have this Agreement reviewed by separate and independent legal counsel of its choice prior to its execution of the same.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

Lender:

Ad Shark, Inc

/s/ Wayne Irving II

Wayne Irving II

Its: CEO

Borrower:

Iconosys, Inc.

/s/ Brandon Chabner

Brandon Chabner

Its: Secretary

Exhibit A
Form of Note
[see attached]

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'). NO SALE OR DISPOSITION OF THIS PROMISSORY NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO ICONOSYS THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

Up to $300,000 June 19, 2012

Laguna Niguel, California

For value received Iconosys, Inc., a California corporation ("Iconosys") promises to pay to Ad Shark, Inc., a California corporation, or its assigns ("Holder") the principal sum of $300,000 (the "Credit Limit"), or such lesser amount as Holder shall advance to Iconosys in accordance with Section 1 hereof, together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

This note (the "Note") is issued pursuant to the terms of the Line of Credit Agreement (as amended from time to time, the "Agreement") dated as of even date herewith, by and among Iconosys and the Holder. Capitalized terms used in this Note and not otherwise defined herein have the meaning given such terms in the Agreement.

1. Principal Amounts. Subject to the terms and conditions of the Agreement,
Holder agrees to advance that amount of funds to the Iconosys upon Loan Requests by the Iconosys, such that the amount of principal advanced hereunder and not then-repaid shall not exceed the Credit Limit. Schedule A hereto, as amended from time to time, shall set forth the amount and date of any such advances, and any repayments made by the Iconosys of advanced principal and accrued interest thereon. The outstanding principal amount of this Note and all accrued interest thereon (collectively, the "Outstanding Balance") shall be due and payable on or before the Termination Date and subject to the terms and conditions of the Agreement.

2. Interest Rate. Iconosys promises to pay interest as set forth in the Agreement.

3. Attorneys' Fees. Iconosys shall pay all fees, costs and expenses (including court costs and attorneys' fees) incurred by Holder in connection with enforcing and collecting this Note, and in connection with any amendment, modification or supplement to this Note, whether by negotiation, legal proceedings or otherwise.

4. Events of Default. The Agreement provides for acceleration of the obligations due hereunder upon Events of Default, as defined in the Agreement.

5. Certain Waivers. Iconosys hereby waives demand, notice, presentment, protest and notice of dishonor.

6. Governing Law. This Note and all disputes arising out of or relating to this Note shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflict of laws principles that would cause the application of the laws of any other jurisdiction. Any proceeding in connection with the interpretation or enforcement of this Note shall take place in any federal or state court located in Orange County, California.

7. Amendment; Waiver, No amendment, modification, termination or waiver of any provision of this Note nor consent to any departure by Holder therefore, shall in any event be effective unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Iconosys and shall extend to any Holder hereof. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of Iconosys' obligation to pay such interest and principal. This Note is freely assignable by any Holder hereof.

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IN WITNESS WHEREOF, this Note is duly executed and delivered as of the date first above written

“Iconosys”

Iconosys, Inc., a California corporation

By: /s/ Brandon Chabner

Name: Brandon Chabner

Title: Secretary

[Lender Signatures on Following Page]

DULY AGREED TO AND ACCEPTED BY:

AD SHARK, INC. A CALIFORNIA CORPORATION

By: Wayne Irving II

Wayne Irving II

Title: CEO

List of Advances	List of Repayments
Between 6-19-12 and 10-8-12 approximately $266,000.00 of cash was drawn down by the Borrower under the Agreement.
On 10-9-12 approximately $5,000.00 was drawn down by Borrower under the Agreement.